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                                                                    EXHIBIT 99.1




                               MB FINANCIAL, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                              _______________, 2001

          The undersigned hereby appoints the Board of Directors of MB Financial, Inc. ("MB Financial"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MB Financial which the undersigned is entitled to vote at the Special Meeting of Stockholders of MB Financial (the "Meeting"), to be held on ___________, ________________, 2001, at________________________________,
at __:__ _.m., local time, and at any and all adjournments and postponements thereof, as follows:

          The adoption of the Amended and Restated Agreement and Plan of Merger, by and among MidCity Financial Corporation, MB Financial and MB-MidCity, Inc., dated April 19, 2001, pursuant to which each of MidCity Financial Corporation and MB Financial will merge with and into MB-MidCity, Inc., as described in the accompanying joint proxy statement-prospectus.


                       FOR              AGAINST         ABSTAIN
                       / /                / /             / /

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponements thereof.

          The Board of Directors recommends a vote "FOR" adoption of the merger agreement.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          This proxy may be revoked at any time before it is voted by: (1) filing with the Corporate Secretary of MB Financial at or before the Meeting a written notice of revocation bearing a later date than the proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the MB Financial at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt, prior to the execution of this proxy, of Notice of the Meeting and a Joint proxy statement/prospectus.


                         Dated: ________________________


                         --------------------------   -------------------------
                         PRINT NAME OF STOCKHOLDER    PRINT NAME OF STOCKHOLDER


                         --------------------------   -------------------------
                         SIGNATURE OF STOCKHOLDER     SIGNATURE OF STOCKHOLDER


                         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CORPORATE OFFICER PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN.

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                         PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
                            PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
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